BrainStorm Cell Therapeutics Elects
Moshe Lion to its Board of Directors

NEW YORK & PETACH TIKVAH, Israel - July 16, 2007 - BrainStorm Cell Therapeutics Inc. (OTCBB: BCLI), a leading developer of adult stem cell technologies and therapeutics, announced today the election of Moshe Lion to the Company’s Board of Directors.

“We are pleased to have Mr. Lion join the BrainStorm team,” commented Chaim Lebovits, President of BrainStorm. “His extensive financial and business background will ,with gods help, immensely contribute toward helping us to achieve our goals of further growth and success of the Company and its cause.”

Mr. Lion is a senior partner of Lion, Orlitzky and Co, A member of Moore Stephens international and serves as a director of the Israel Council for Higher Education and the Wingate Institute for Physical Education . Mr. Lion also serves as a director in Elbit Medical Imaging Ltd (TASE, Nasdaq: EMITF). Previously, Mr. Lion was Chairman of Israel Railways, Director of Elscint Ltd, Director of Massad Bank and Director of Bank Tefachot. Prior to that, Mr. Lion served as Director General of the Israeli Prime Minister's Office as well as an economic advisor to the Israeli Prime Minister. He also served as the Head of the Bureau of the Israeli Prime Minister's Office. Mr. Lion holds a Bachelor of Arts degree in accounting and economics and a Master's Degree in Law (LL.M.) from Bar Ilan University.

“I am honored to join the BrainStorm team and become a part of the Company’s efforts toward long-term and permanent remedies for life-threatening neurodegenerative disorders,” commented Mr. Lion. “I look forward to working with BrainStorm’s dynamic team of professionals and helping to further enhance the Company’s already remarkable efforts.”

This appointment increases BrainStorm’s board to four members. In addition to Mr. Lion, the members of BrainStorm’s board include Dr. Irit Arbel, one of the founders of BrainStorm who served as its president until November 2004; Mr. Michael Greenfield who also currently manages Evergreen Field Enterprises; and Dr. Robert Shorr, President of Cornerstone Pharmaceuticals, a company engaged in clinical development of a novel drug delivery technology for cancer.

About BrainStorm Cell Therapeutics Inc.
BrainStorm Cell Therapeutics Inc. is an emerging company developing adult stem cell therapeutic products, derived from autologous (self) bone marrow cells, for the treatment of neurodegenerative diseases. The NurOwn(TM) patent pending technology is based on discoveries made by the scientific team led by prominent neurologist Professor Eldad Melamed, Head of Neurology at Rabin Medical Center, and expert cell biologist Dr. Daniel Offen, Head of the Neuroscience Laboratory at the Felsenstein Medical Research Center of Tel-Aviv University. The technology allows for the differentiation of bone marrow-derived stem cells into functional neurons and astrocytes, as demonstrated in animal models. The Company holds rights to develop and commercialize the technology through an exclusive, worldwide licensing agreement with Ramot at Tel Aviv University Ltd., the technology transfer company of Tel-Aviv University. The Company's initial focus is on Parkinson's disease, although its technology has promise for treating several others diseases including MS, ALS, Huntington’s disease and stroke.

Safe Harbor Statement
Statements in this announcement other than historical data and information constitute “forward-looking statements” and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.’s actual results to differ materially from those stated or implied by such forward-looking statements, including BrainStorm’s ability to complete its equity financing transactions previously disclosed,. The potential risks and uncertainties include, among others, risks associated with BrainStorm Cell Therapeutics Inc.’s limited operating history, history of losses and expectation to incur losses for the foreseeable future; dependence on its license to Ramot's technology; ability, together with its licensor, to adequately protect the NurOwn™ technology; dependence on key executives and on its scientific consultants; ability to identify, negotiate and successfully implement strategic partnering relationships; ability to complete clinical trials successfully and to obtain required regulatory approvals; competition with companies, some of which have greater resources and experience in developing and obtaining regulatory approval for treatments in BrainStorm Cell Therapeutics Inc.’s market; the limited public trading market for BrainStorm Cell Therapeutics Inc.’s stock which may never develop into an active market; and other factors detailed in BrainStorm Cell Therapeutics Inc.’s annual report on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and other filings with the Securities and Exchange Commission available at http://www.sec.gov/ or by request to the Company. The Company does not undertake any obligation to update forward-looking statements made by us.